EXHIBIT 99.01


OKLAHOMA GAS & ELECTRIC  COMPANY SET  TO APPEAL  TODAY'S JURY  VERDICT IN TRIGEN
CASE


     OKLAHOMA  CITY  - As  previously  announced,  Trigen-Oklahoma  City  Energy

Corporation (Trigen) sued Oklahoma Gas and Electric Company in the United States

District Court, Western District of Oklahoma.  Trigen alleged numerous causes of action,  including  monopolization of cooling services in violation of Section 2 of the Sherman Act. Earlier today, the jury awarded Trigen  approximately  $30.5 million in actual and punitive damages.

     "We're  surprised  and very  disappointed  by the  verdict,"  said  company spokesman Paul Renfrow.  "We intend to seek reversal of the decision through the appellate  process.  While we cannot  predict  the  outcome  of any  appeal,  we continue to believe  that the ultimate  resolution  of this case will not have a material adverse effect on OGE Energy's  consolidated  financial position or its results of operations."

     OGE Energy  Corp.  (NYSE:  OGE) is the parent of Oklahoma  Gas and Electric

Company,  a regulated electric utility serving 700,000 customers in Oklahoma and western Arkansas. Enogex Inc., an unregulated natural gas gathering,  processing and transportation  company,  is another OGE Energy  subsidiary,  with principal operations and pipelines in Oklahoma, Arkansas and Texas.